Exhibit 99

Carrier Reports First Quarter 2020 Earnings

•Sales of $3.9 billion
•GAAP operating profit of $315 million; adjusted operating profit of $436 million
•GAAP EPS of $0.11; adjusted EPS $0.35
•Identified $425 million in full-year cost reductions

PALM BEACH GARDENS, Fla., May 8, 2020 – Carrier Global Corporation (NYSE:CARR) today reported financial results for the first quarter of 2020. Carrier is a leading global provider of innovative heating, ventilating and air conditioning (HVAC), refrigeration, fire, security and building automation technologies.
“We moved early to address the COVID-19 pandemic head-on with a focus on protecting our employees, and throughout this, our 53,000 global employees demonstrated resilience and commitment to continuing to provide our critical products,” said Carrier President & CEO Dave Gitlin. “At the same time, we remain laser focused on our strategic growth priorities, including growing our base, increasing product extensions and geographic coverage and focusing on services and digital. We are also taking aggressive cost actions, identifying $425 million of savings and a 40-50% reduction in planned capital spending, while preserving investments in those initiatives that are most critical to position Carrier for growth when economic conditions improve. We are a more agile, customer-focused company with a clear roadmap to drive best-in-class organic growth.”
First Quarter Results
Carrier’s first quarter sales of $3.9 billion were down 10 percent compared to last year, a 9 percent decline organically. About half of the sales decline was due to the expected reduction in gas furnace sales, North America truck trailer sales and the wind-down of a residential intrusion business, with the remainder largely related to COVID-19. GAAP operating profit in the quarter of $315 million was down 37%, but adjusted operating profit of $436 million was down 16% helped by the benefit of Carrier’s aggressive cost containment and the acceleration of Carrier 600, a program expected to remove $600 million in costs over three years. GAAP EPS was $0.11 and, on an adjusted basis, EPS was $0.35 after excluding net nonrecurring and restructuring charges. Net income in the quarter was $96 million and included $210 million of net nonrecurring and restructuring charges. Net cash flows provided by operating activities was $47 million and capital expenditures were $48 million, resulting in a use of free cash flow of $1 million, a substantial improvement from the negative $224 million of free cash flow in the prior year’s first quarter. Importantly, Carrier’s cash balance at the time of the spin was approximately $1.3 billion.

Gitlin added, “In light of the essential nature of our products and solutions, I am so proud of the tremendous work our people have done to support our customers during these critical times. We are also focused on delivering new product offerings to support enhanced safety and health needs as societies and communities begin to open. For example, indoor air quality will be critical and we worked rapidly to release OptiClean, a unique system that can filter microscopic-sized contaminants. In our fire and security business, with our touchless solutions, we can eliminate many physical contact points to improve health and safety. And we are essential in helping to preserve and protect food and pharmaceuticals with our cold chain solutions.”
Full-Year 2020 Scenarios
On April 3, 2020, Carrier withdrew its full year 2020 outlook for sales, adjusted operating profit, and free cash flow due to the impact of COVID-19. Given continued uncertainty, Carrier considered a range of different assumptions and the most reasonable scenarios fall into the following ranges:
•Sales of $15 - $17 billion
•Adjusted operating profit of $1.7 - $2.0 billion
•Free cash flow in excess of $1 billion*

*Note: When we provide expectations for adjusted operating profit and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

Conference Call
Carrier will host a live webcast of its earnings conference call today, Friday, May 8, 2020, at 8:30 a.m. ET. To access the webcast, visit the Events & Presentations section of the Carrier Investor Relations site at ir.carrier.com/news-and-events/events-and-presentations or to listen to the earnings call by phone, dial (877) 742-9091.

About Carrier
Carrier Global Corporation is a leading global provider of innovative HVAC, refrigeration, fire, security and building automation technologies. Supported by the iconic Carrier name, the company’s portfolio includes industry-leading brands such as Carrier, Kidde, Edwards, LenelS2 and Automated Logic. For more information, visit www.corporate.carrier.com or follow Carrier on social media at @Carrier.

Use and Definitions of Non-GAAP Financial Measures
Carrier Global Corporation (“Carrier”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP").
We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
Organic sales, adjusted operating profit, adjusted net income, adjusted earnings per share (“EPS”), and the adjusted effective tax rate are non-GAAP financial measures. Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Adjusted operating profit represents operating profit (a GAAP measure), excluding restructuring costs and other significant items. Adjusted net income represents net income attributable to common shareowners (a GAAP measure), excluding restructuring costs and other significant items. Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs and other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs and other significant items. For the business segments, when applicable, adjustments of operating profit and margins represent operating profit, excluding restructuring and other significant items.
GAAP financial results include the impact of changes in foreign currency exchange rates (AFX). We use the non-GAAP measure “at constant currency” or “CFX” to show changes in our financial results without giving effect to period-to-period currency fluctuations. Under U.S. GAAP, income statement results are translated in U.S. dollars at the average exchange rate for the period presented. Management believes that the non-GAAP measures just mentioned are useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.
Free cash flow is a non-GAAP financial measure that represents net cash flows provided by operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Carrier’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of Carrier's common stock and distribution of earnings to shareholders.
A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.
When we provide our expectations for adjusted EPS, adjusted operating profit, adjusted effective tax rate, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS, operating profit, the effective tax rate, sales and expected net cash flows provided by operating activities) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “scenario” and other words of similar meaning in connection with a discussion of future operating or financial performance or the separation from United Technologies (the “Separation”). Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Carrier following the Separation, including the estimated costs associated with the Separation and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which we and our businesses operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues (including COVID-19 and its effects, among other things, on production and on global supply, demand, and distribution disruptions as the outbreak continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations), natural disasters and the financial condition of our customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (3) future levels of indebtedness, including indebtedness incurred in connection with the Separation, and capital spending and research and development spending; (4) future availability of credit and factors that may affect such availability, including credit market conditions and capital structure and credit ratings; (5) the timing and scope of future repurchases of our common stock, including market conditions and the level of other investing activities and uses of cash; (6) delays and disruption in the delivery of materials and services from suppliers; (7) cost reduction efforts and restructuring costs and savings and other consequences thereof; (8) new business and investment opportunities; (9) the anticipated benefits of moving away from diversification and balance of operations across product lines, regions and industries; (10) the outcome of legal proceedings, investigations and other contingencies; (11) the impact of pension plan assumptions and on future cash contributions and earnings; (12) the impact of the negotiation of collective bargaining agreements and labor disputes; (13) the effect of changes in political conditions in the U.S. and other countries in which we and our businesses operate, including the effect of changes in U.S. trade policies or the United Kingdom’s withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (14) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we and our businesses operate; (15) the ability of Carrier to retain and hire key personnel; (16) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; (17) the expected benefits of the Separation; (18) a determination by the IRS and other tax authorities that the Distribution or certain related transactions should be treated as taxable transactions; (19) risks associated with indebtedness incurred as a result of financing transactions undertaken in connection with the Separation; (20) the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the Separation will exceed Carrier’s estimates; and (21) the impact of the Separation on Carrier’s business and Carrier’s resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.

The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see Carrier’s registration statement on Form 10 and the reports of Carrier on Forms, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Carrier assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information
Contact:    Media Inquiries
Danielle Canzanella
 561-365-1101
 Danielle.Canzanella@Carrier.com

 Investor Relations
 Sam Pearlstein
 561-365-2251
 Sam.Pearlstein@Carrier.com

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Carrier-IR
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Carrier Global Corporation
Condensed Combined Statement of Operations

	(Unaudited)
	For the Quarters Ended March 31,
(dollars in millions, except per share amounts; shares in millions)	2020	2019
Net Sales:
Product sales	$3,147	$3,566
Service sales	741	757
	3,888	4,323
Costs and expenses
Cost of products sold	2,237	2,565
Cost of services sold	529	532
Research and development	98	97
Selling, general and administrative	692	684
	3,556	3,878
Equity method investment net earnings	29	40
Other (expense) income, net	(46)	15
Operating profit	315	500
Non-service pension benefit	17	39
Interest (expense) income, net	(37)	4
Income from operations before income taxes	295	543
Income tax expense	193	140
Net income from operations	102	403
Less: Non-controlling interest in subsidiaries' earnings from operations	6	3
Net income attributable to common shareowners	$96	$400

Earnings per share [1]
Basic	$0.11	$0.46
Diluted	$0.11	$0.46
Weighted average number of shares outstanding [1]
Basic	866	866
Diluted	866	866
1 Earnings per share for all periods presented were calculated using the number shares that were distributed to UTC shareowners immediately following the Separation. For periods prior to the Separation it is assumed that there are no dilutive equity instruments as there were no equity awards in Carrier outstanding prior to the Separation.

Carrier Global Corporation
Segment Net Sales and Operating Profit

	(Unaudited)
	For the Quarters Ended March 31,
(dollars in millions)	2020	2019
Net sales
HVAC	$1,959	$2,168
Refrigeration	808	962
Fire & Security	1,206	1,290
Segment sales	3,973	4,420
Eliminations and other	(85)	(97)
Combined net sales	$3,888	$4,323

Operating profit
HVAC	$167	$293
Refrigeration	99	127
Fire & Security	120	132
Segment operating profit	386	552
Eliminations and other	(35)	(17)
General corporate expenses	(36)	(35)
Combined operating profit	$315	$500

Segment operating profit margin
HVAC	8.5%	13.5%
Refrigeration	12.3%	13.2%
Fire & Security	10.0%	10.2%

Segment operating profit margin	9.7%	12.5%

Carrier Global Corporation
Operating Profit Adjusted for Restructuring Costs and
Non-recurring and Non-operational Items

	(Unaudited)
	For the Quarters Ended March 31,
	2020		2019
(dollars in millions)	Reported	Adjusted	Reported	Adjusted
Operating profit
HVAC	$167	$242	$293	$297
Refrigeration	99	99	127	130
Fire & Security	120	126	132	145
Segment operating profit	386	467	552	572
Eliminations and other	(35)	5	(17)	(17)
General corporate expenses	(36)	(36)	(35)	(35)
Combined operating profit	$315	$436	$500	$520

Segment operating profit margin
HVAC	8.5%	12.4%	13.5%	13.7%
Refrigeration	12.3%	12.3%	13.2%	13.5%
Fire & Security	10.0%	10.4%	10.2%	11.2%

Segment operating profit margin	9.7%	11.8%	12.5%	12.9%

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP)
Adjusted Operating Profit & Operating Profit Margin

	(Unaudited)
	For the Quarters Ended
	March 31,
(dollars in millions - Income (Expense))	2020	2019
HVAC
Net sales	$1,959	$2,168

Operating profit	$167	$293
Restructuring	(2)	(17)
Impairment charge on minority owned joint venture investment	(71)	—
Gain on sale of interest in joint venture	—	13
Separation costs	(2)	—
Adjusted operating profit	$242	$297
Adjusted operating profit margin	12.4%	13.7%

Refrigeration
Net sales	$808	$962

Operating profit	$99	$127
Restructuring	—	(3)
Adjusted operating profit	$99	$130
Adjusted operating profit margin	12.3%	13.5%

Fire & Security
Net sales	$1,206	$1,290

Operating profit	$120	$132
Restructuring	(3)	(13)
Separation costs	(3)	—
Adjusted operating profit	$126	$145
Adjusted operating profit margin	10.4%	11.2%

General Corporate Expenses and Eliminations and Other
Net sales	$(85)	$(97)

Operating profit	$(71)	$(52)
Separation costs	(40)	—
Adjusted operating profit	$(31)	$(52)

Carrier Combined
Net sales	$3,888	$4,323

Operating profit	$315	$500
Total restructuring costs	(5)	(33)
Total non-recurring and non-operational items	(116)	13
Combined adjusted operating profit	$436	$520

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Net Income, Earnings Per Share, and Effective Tax Rate

	(Unaudited)
	For the Quarters Ended March 31,
(dollars in millions - Income (Expense))	2020	2019
Net income attributable to common shareowners	$96	$400

Total restructuring costs	(5)	(33)

Total non-recurring and non-operational items included in operating profit	(116)	13

Non-recurring and non-operational items included in Interest expense, net:
Debt issuance costs relating to Carrier's separation from United Technologies	(5)	—

Tax effect of restructuring and non-recurring and non-operational items	13	6

Significant non-recurring and non-operational items included in Income tax expense:
Adjustment related to a valuation allowance recorded against a United Kingdom tax loss and credit carryforward as a result of separation related activities	(51)	—
Adjustment resulting from Carrier's decision to no longer permanently reinvest certain pre-2018 unremitted non-U.S. earnings	(46)	—
Significant non-recurring and non-operational items included in Income tax expense	(97)	—

Total significant non-recurring and non-operational items	(210)	$(14)

Adjusted net income attributable to common shareowners	$306	$414

Diluted earnings per share	$0.11	$0.46
Impact on diluted earnings per share	(0.24)	(0.02)
Adjusted diluted earnings per share	$0.35	$0.48

Effective tax rate	65.4%	25.8%
Impact on effective tax rate	(39.5)%	0.1%
Adjusted effective tax rate	25.9%	25.9%

Carrier Global Corporation
Components of Changes in Net Sales

Quarter Ended March 31, 2020 Compared with Quarter Ended March 31, 2019

	(Unaudited)
	Factors Contributing to Total % change in Net Sales
	Organic	FX Translation	Acquisition / Divestitures, net	Other	Total
HVAC	(9)%	(1)%	—%	—%	(10)%
Refrigeration	(14)%	(2)%	—%	—%	(16)%
Fire & Security	(5)%	(2)%	—%	—%	(7)%
Combined	(9)%	(1)%	—%	—%	(10)%

Carrier Global Corporation
Condensed Combined Balance Sheet

	(Unaudited)
(dollars in millions)	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$768	$952
Accounts receivable, net	2,674	2,726
Contract assets, current	651	622
Inventories, net	1,556	1,332
Other assets, current	319	327
Total current assets	5,968	5,959

Future income tax benefits	454	$500
Fixed assets, net	1,638	1,663
Operating lease right-of-use assets	865	832
Intangible assets, net	1,014	1,083
Goodwill	9,648	9,884
Pension and post-retirement assets	473	490
Equity method investments	1,664	1,739
Other assets	277	256
Total Assets	$22,001	$22,406

Liabilities and Equity
Accounts payable	$1,776	$1,701
Accrued liabilities	1,972	2,088
Contract liabilities, current	485	443
Current portion of long-term debt	218	237
Total current liabilities	4,451	4,469
Long-term debt	11,029	82
Future pension and post-retirement obligations	456	456
Future income tax obligations	1,161	1,099
Operating lease liabilities	708	682
Other long-term liabilities	1,170	1,183
Total Liabilities	18,975	7,971

UTC Net investment
UTC Net investment	4,433	15,355
Accumulated other comprehensive loss	(1,736)	(1,253)
Total UTC Net investment	2,697	14,102

Non-controlling interest	329	333
Total Equity	3,026	14,435
Total Liabilities and Equity	$22,001	$22,406

Debt Ratios: [1]
Total debt to total capitalization	79%
Net debt to net capitalization	78%
1 Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

Carrier Global Corporation
Condensed Combined Statement of Cash Flows

	(Unaudited)
	For the Quarters Ended March 31,
(dollars in millions)	2020	2019
Operating Activities
Net income from operations	$102	$403
Adjustments to reconcile net income from operations to net cash flows provided by (used in) operating activities, net of acquisitions and dispositions
Depreciation and amortization	81	85
Deferred income tax provision	135	15
Stock compensation costs	13	8
Equity method investment net earnings	(29)	(40)
Distributions from equity method investments	10	5
Impairment charge on minority owned joint venture investment	71	—
Changes in operating assets and liabilities
Accounts receivable, net	(19)	(148)
Contract assets, current	(39)	(51)
Inventories, net	(264)	(230)
Other assets, current	(10)	8
Accounts payable and accrued liabilities	(24)	(227)
Contract liabilities, current	51	27
Pension contributions	(25)	(22)
Other operating activities, net	(6)	(16)
Net cash flows provided by (used in) operating activities	47	(183)
Investing Activities
Capital expenditures	(48)	(41)
Disposition of businesses	—	1
Other investing activities, net	(80)	(3)
Net cash flows used in investing activities	(128)	(43)
Financing Activities
(Decrease) increase in short-term borrowings, net	(44)	6
Issuance of long-term debt	10,961	52
Repayment of long-term debt	(34)	(1)
Dividends paid to non-controlling interest	(8)	(2)
Net transfers to UTC	(10,948)	(89)
Other financing activities, net	(3)	(23)
Net cash flows used in financing activities	(76)	(57)
Effect of foreign exchange rate changes on cash and cash equivalents	(28)	16
Net decrease in cash and cash equivalents and restricted cash	(185)	(267)
Cash, cash equivalents and restricted cash, beginning of period	957	1,134
Cash, cash equivalents and restricted cash, end of period	772	867
Less: restricted cash	4	4
Cash and cash equivalents, end of period	$768	$863

Carrier Global Corporation
Free Cash Flow Reconciliation

	(Unaudited)
	For the Quarters Ended March 31,
(dollars in millions)	2020		2019
Net income attributable to common shareowners	$96		$400
Net cash flows provided by (used in) operating activities	$47		$(183)
Less: Capital expenditures	48		41
Free cash flow	$(1)		$(224)
Free cash flow as a percentage of net income attributable to common shareowners		(1)%		(56)%

Supplemental Quarterly Information

Carrier Global Corporation
Condensed Combined Statement of Operations by Quarter

	(Unaudited)				For the Year Ended
	For the Quarters Ended
(dollars in millions, except per share amounts; shares in millions)	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Net sales
Total product sales	$3,566	$4,139	$3,998	$3,657	$15,360
Total service sales	757	823	824	844	3,248
	4,323	4,962	4,822	4,501	18,608
Costs and expenses
Cost of products sold	2,565	2,906	2,784	2,635	10,890
Cost of services sold	532	582	592	593	2,299
Research and development	97	103	102	99	401
Selling, general and administrative	684	680	702	695	2,761
	3,878	4,271	4,180	4,022	16,351
Equity method investment net earnings	40	80	78	38	236
Other income (expense), net	15	34	(91)	40	(2)
Operating profit	500	805	629	557	2,491
Non-service pension benefit	39	38	47	30	154
Interest income, net	4	16	3	4	27
Income from operations before income taxes	543	859	679	591	2,672
Income tax expense	140	65	175	137	517
Net income from operations	403	794	504	454	2,155
Less: Non-controlling interest in subsidiaries' earnings from operations	3	10	12	14	39
Net income attributable to common shareowners	$400	$784	$492	$440	$2,116

Earnings per share [1]
Basic	$0.46	$0.91	$0.57	$0.50	$2.44
Diluted	$0.46	$0.91	$0.57	$0.50	$2.44
Weighted average number of shares outstanding [1]
Basic	866	866	866	866	866
Diluted	866	866	866	866	866
1 Earnings per share for all periods presented were calculated using the number shares that were distributed to UTC shareowners immediately following the Separation. For periods prior to the Separation it is assumed that there are no dilutive equity instruments as there were no equity awards in Carrier outstanding prior to the Separation.

Carrier Global Corporation
Segment Net Sales and Operating Profit by Quarter

	(Unaudited)				For the Year Ended
	For the Quarters Ended
(dollars in millions)	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Net sales
HVAC	$2,168	$2,735	$2,602	$2,207	$9,712
Refrigeration	962	955	922	953	3,792
Fire & Security	1,290	1,386	1,402	1,422	5,500
Segment sales	4,420	5,076	4,926	4,582	19,004
Eliminations and other	(97)	(114)	(104)	(81)	(396)
Combined net sales	$4,323	$4,962	$4,822	$4,501	$18,608

Operating profit
HVAC	$293	$545	$404	$321	$1,563
Refrigeration	127	121	125	159	532
Fire & Security	132	184	205	187	708
Segment operating profit	552	850	734	667	2,803
Eliminations and other	(17)	(15)	(63)	(61)	(156)
General corporate expenses	(35)	(30)	(42)	(49)	(156)
Combined operating profit	$500	$805	$629	$557	$2,491

Segment operating profit margin
HVAC	13.5%	19.9%	15.5%	14.5%	16.1%
Refrigeration	13.2%	12.7%	13.6%	16.7%	14.0%
Fire & Security	10.2%	13.3%	14.6%	13.2%	12.9%

Segment operating profit margin	12.5%	16.7%	14.9%	14.6%	14.7%

Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP)
Operating Profit & Operating Profit Margin by Quarter

	(Unaudited)
	For the Quarters Ended				For the Year Ended
(dollars in millions - Income (Expense))	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
HVAC
Net sales	$2,168	$2,735	$2,602	$2,207	$9,712

Operating profit	$293	$545	$404	$321	$1,563
Restructuring	(17)	(18)	(12)	(9)	(56)
Impairment of joint venture investment	—	—	(108)	—	(108)
Gain on sale of interests in joint ventures	13	21	—	23	57
Adjusted operating profit	$297	$542	$524	$307	$1,670
Adjusted operating profit margin	13.7%	19.8%	20.1%	13.9%	17.2%

Refrigeration
Net sales	$962	$955	$922	$953	$3,792

Operating profit	$127	$121	$125	$159	$532
Restructuring	(3)	(4)	(7)	—	(14)
Net gain on expropriated plant	—	—	—	22	22
Adjusted operating profit	$130	$125	$132	$137	$524
Adjusted operating profit margin	13.5%	13.1%	14.3%	14.4%	13.8%

Fire & Security
Net sales	$1,290	$1,386	$1,402	$1,422	$5,500

Operating profit	$132	$184	$205	$187	$708
Restructuring	(13)	(8)	(14)	(18)	(53)
Pension plan amendment	—	—	—	(7)	(7)
Adjusted operating profit	$145	$192	$219	$212	$768
Adjusted operating profit margin	11.2%	13.9%	15.6%	14.9%	14.0%

General Corporate Expenses and Eliminations and Other
Net sales	$(97)	$(114)	$(104)	$(81)	$(396)

Operating profit	$(52)	$(45)	$(105)	$(110)	$(312)
Restructuring	—	—	(1)	(2)	(3)
Consultant contract termination	—	—	(34)	—	(34)
Separation costs	—	—	(13)	(46)	(59)
Adjusted operating profit	$(52)	$(45)	$(57)	$(62)	$(216)

Carrier Combined
Net sales	$4,323	$4,962	$4,822	$4,501	$18,608

Operating profit	$500	$805	$629	$557	$2,491
Total restructuring costs	(33)	(30)	(34)	(29)	(126)
Total non-recurring and non-operational items	13	21	(155)	(8)	(129)
Combined adjusted operating profit	$520	$814	$818	$594	$2,746

Carrier Global Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Net Income, Earnings Per Share, and Effective Tax Rate by Quarter

	(Unaudited)
	For the Quarters Ended				For the Year Ended
(dollars in millions - Income (Expense))	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Net income attributable to common shareowners	$400	$784	$492	$440	$2,116
Total restructuring costs	(33)	(30)	(34)	(29)	(126)

Total non-recurring and non-operational items included in operating profit	13	21	(155)	(8)	(129)

Non-recurring and non-operational items included in Interest expense, net:
Interest income associated with participation in amnesty settlement	—	8	—	—	8
Interest income associated with IRS settlement	—	8	—	—	8

Tax effect of restructuring and non-recurring and non-operational items	6	3	22	8	39

Non-recurring and non-operational items included in Income tax expense:
Favorable income tax adjustments related to tax amnesty	—	95	—	—	95
Adjustments related to several tax settlements	—	54	—	—	54
Tax adjustment resulting from announcement of intention to separate commercial businesses	—	—	19	—	19
Significant non-recurring and non-operational items included in Income tax expense	—	149	19	—	168

Total non-recurring and non-operational items	(14)	159	(148)	(29)	(32)
Adjusted net income attributable to common shareowners	$414	$625	$640	$469	$2,148

Diluted earnings per share	$0.46	$0.91	$0.57	$0.50	$2.44
Impact on diluted earnings per share	(0.02)	0.18	(0.17)	(0.03)	(0.04)
Adjusted diluted earnings per share	$0.48	$0.73	$0.74	$0.53	$2.48

Effective tax rate	25.8%	7.6%	25.8%	23.2%	19.4%
Impact on effective tax rate	0.1%	17.9%	(0.9)%	(0.1)%	5.5%
Adjusted effective tax rate	25.9%	25.5%	24.9%	23.1%	24.9%

Carrier Global Corporation
Free Cash Flow Reconciliation by Quarter

	(Unaudited)
	For the Quarters Ended								For the Year Ended
(dollars in millions)	March 31, 2019		June 30, 2019		September 30, 2019		December 31, 2019		December 31, 2019
Net income attributable to common shareowners	$400		$784		$492		$440		$2,116
Net cash flows (used in) provided by operating activities	$(183)		$546		$614		$1,071		$2,048
Less: Capital expenditures	41		48		50		104		243
Free cash flow	$(224)		$498		$564		$967		$1,805
Free cash flow as a percentage of net income attributable to common shareowners		(56)%		64%		115%		220%	85%